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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) March 24, 2005
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                                                        (March 21, 2005)
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                          Manchester Technologies, Inc.
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               (Exact Name of Registrant as Specified in Charter)

          New York                    0-21695                   11-2312854
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(State or Other Jurisdiction        (Commission               (IRS Employer
    of Incorporation)               File Number)             Identification No.)


        50 Marcus Boulevard, New York                       11788
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        (Address of Principal Executive Offices)                 (Zip Code)

        Registrant's telephone number, including area code (631) 951-8100
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01.   Entry into a Material Definitive Agreement.

On March 21, 2005, Manchester Technologies, Inc. (the "Company") and certain wholly-owned subsidiaries (the "Guarantors") entered into a Loan Agreement with Citibank, N.A. (the "Loan Agreement"). The Loan Agreement provides the Company with access to revolving credit loans and letters of credit not to exceed an aggregate of $15 million outstanding at any one time and replaces the loan facility which expired on March 18, 2005, which was on substantially the same terms and conditions as the Loan Agreement. Unless terminated earlier, the Loan Agreement will mature on January 31, 2008. Borrowings bear interest at a rate chosen by the Company which shall be either the prime rate or a rate equal to LIBOR plus a percentage ranging from .75% to 1.50% depending on the Company's funded debt to EBITDA ratio. Borrowings are prepayable in whole or in part upon applicable notice without penalty, Each of the Guarantors has entered into a Guaranty whereby it guarantees the obligations incurred by the Company or other Guarantors under the Loan Agreement.

The Loan Agreement contains covenants, including, without limitation, those that place conditions on the Company and the Guarantor's ability to (a) incur certain additional debt other than debt incurred or permitted under the Loan Agreement,
(b) create or permit liens on properties, or (c) engage in mergers, consolidations or acquisitions. The Credit Agreement also (y) requires the Company and the Guarantors to maintain on a consolidated basis, to be tested at the end of each fiscal quarter, (i) a funded debt to EBITDA ratio of not greater than 3.00 to 1.00, (ii) a quick asset ratio of not less than 1.00 to 1.00, (iii) an interest coverage ratio of not less than 2.50 to 1.00, and (iv) a consolidated tangible net worth of $32 million and (z) forbids consolidated capital expenditures, exclusive of amounts allocated to capital assets pursuant to a permitted acquisition, in excess of $3 million in the aggregate during any fiscal year. Among the events of default under the Loan Agreement are (A) the failure of Barry Steinberg, the Company's Chairman and Chief Executive Officer, to cease to own an amount of voting stock of the Company equal to the greater of 25% of such voting stock or the amount of such voting stock owned by any other person or entity and (B) Barry Steinberg no longer being retained in a reasonably active capacity in the management of the Company, unless such failure is due to his death or disability.

A copy of the Loan Agreement and Form of Guaranty are attached hereto as Exhibits 99.1 and 99.2 respectively.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this report is hereby incorporated into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1    Credit Agreement dated as of March 21, 2005.

99.2    Form of Guaranty

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                                   SIGNATURES
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     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 24, 2005



                                       Manchester Technologies, Inc.



                                       By: /s/ Seth Collins
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                                          Seth Collins
                                          President

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                                 EXHIBIT INDEX
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EXHIBIT NO.    DESCRIPTION
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 99.1          Credit Agreement dated March 21, 2005

 99.2          Form of Guaranty